UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 22, 2019
Date of Report (Date of earliest event reported)

POSITIVE PHYSICIANS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	333-229322	83-0824448
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

100 Berwyn Park, Suite 220 850 Cassatt Road, Berwyn, PA	19312
(Address of principal executive offices)	(Zip Code)

(888) 335-5335
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

In connection with its application to have its common stock qualified for listing on The NASDAQ Capital Market, Positive Physicians Holdings, Inc. (the “Company”) provided Nasdaq with pro forma combining statements of operations for the years ended December 31, 2017 and 2016, evidencing the Company’s compliance with the initial listing requirements for The NASDAQ Capital Market upon the completion of the Company’s initial public offering of its common stock. Such unaudited pro forma combining statements of operations are included in this Current Report on Form 8-K under Item 9.01 and incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits.
(b)	Pro forma financial information:

The following unaudited pro forma condensed combining statements of operations for the years ended December 31, 2017 and 2016 of Positive Physicians Insurance Exchange (“PPIX”), Professional Casualty Association (“PCA”), and Physicians’ Insurance Program Exchange (“PIPE”) were prepared by the Company to give effect to the merger of such companies upon the effective date of the Company’s initial public offering. This unaudited condensed pro forma financial information is based on the historical financial statements of PPIX, PCA, and PIPE and certain adjustments to the historical financial statements of PCA and PIPE that the Company believes to be reasonable to give effect to such merger. This unaudited pro forma information is presented for informational purposes only and does not purport to represent the results of operations that would have been achieved if the merger had been completed at January 1, 2016 and January 1, 2017, respectively. The pro forma adjustments are based on available information and certain assumptions that the Company believes are factually supportable and reasonable under the circumstances.

Positive Physicians Holdings, Inc.

Pro-Forma Combining Statements of Operations and Comprehensive Income

December 31, 2017 & 2016

The Pro Forma transactions are to give effect for the merger of the Professional Casualty Association (PCA) and Physicians Insurance Program Exchange (PIPE) with Positive Physicians Insurance Exchange as if they were a single combined entity as is contemplated after effectuating the initial public offering, and the assumptions in the pro forma presentation are to reflect the merger of the exchanges as well as exclusion of all merger related or other charges that would not be present if the entities had been merged since the earliest period presented effective January 1, 2016. Positive Physicians Insurance Exchange has no pro-forma adjustments.

	2017				2016
	PPIX	PCA	PIPE		PPIX	PCA	PIPE
	Audited	Pro-Forma	Pro-Forma	Combined	Audited	Pro-Forma	Pro-Forma	Combined
Revenues:
Net premiums earned	$12,274,965	$7,480,452	$3,147,916	$22,903,333	$8,590,608	$13,309,693	$3,792,603	$25,692,904
Total revenues	12,274,965	7,480,452	3,147,916	22,903,333	8,590,608	13,309,693	3,792,603	25,692,904

Expenses:
Losses and loss adjustment expenses	7,732,526	4,012,280	1,823,071	13,567,877	3,919,503	6,549,536	209,626	10,678,665
Other underwriting expenses	5,786,751	3,106,651	1,552,652	10,446,054	4,391,058	5,213,138	1,573,179	11,177,374
Total expenses	13,519,277	7,118,931	3,375,723	24,013,931	8,310,561	11,762,674	1,782,805	21,856,039

Net investment income	971,833	584,026	571,463	2,127,322	1,183,210	623,028	461,772	2,268,010

Income from operations	(272,479)	945,547	343,656	1,016,724	1,463,257	2,170,047	2,471,570	6,104,875

Interest expense	8,653	31,250	—	39,903	52,543	—	897,986	950,529

Loss (income) before income taxes	(281,132)	914,297	343,656	976,821	1,410,714	2,170,047	1,573,584	5,154,346

Provision for income taxes	(260,491)	300,607	170,617	210,734	585,557	753,646	363,638	1,702,840

Net income (loss)	(20,641)	613,690	173,039	766,087	825,157	1,416,402	1,209,947	3,451,505

Other comprehensive (loss) income:
Unrealized holding (losses) gains, net of income taxes	606,144	272,576	143,108	1,021,828	(5,161)	152,261	134,927	282,027
Reclassification adjustments for net realized gains/losses included in net (loss) income	66,288	(13,233)	(50,671)	2,384	(57,709)	10,163	183,723	136,177
Total other comprehensive (loss) income	672,432	259,343	92,437	1,024,212	(62,870)	162,424	318,650	418,204

Comprehensive (loss) income	$651,791	$873,033	$265,476	$1,790,299	$762,287	$1,578,826	1,528,597	$3,869,709

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVE PHYSICIANS HOLDINGS, INC.

Dated: March 22, 2019

	By:	/s/ Daniel A. Payne
	Name:	Daniel A. Payne
	Title:	Chief Financial Officer

4